UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2017

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
Effective January 1, 2017, HomeTrust Bancshares, Inc. (“HomeTrust”) completed its previously announced merger with TriSummit Bancorp, Inc., (“TriSummit”) pursuant to an Agreement and Plan of Merger, dated as of September 20, 2016, under which TriSummit merged with and into HomeTrust (the “Merger”) with HomeTrust as the surviving corporation in the Merger. Immediately following the Merger, TriSummit's wholly owned subsidiary bank, TriSummit Bank, merged with and into HomeTrust’s wholly owned subsidiary bank, HomeTrust Bank (“HomeTrust Bank”).

Pursuant to the Merger Agreement, each share of the common stock of TriSummit and each share of Series A Preferred Stock of TriSummit issued and outstanding immediately prior to the Merger (on an as converted basis to a share of TriSummit common stock) was converted into the right to receive $4.40 in cash and .2099 shares of HomeTrust common stock, with cash paid in lieu of fractional share interests.
At the Merger date, 50% of outstanding options granted by TriSummit were cancelled. The remaining options were assumed by HomeTrust and converted into the right to receive an option to purchase shares of HomeTrust Common Stock with adjustments to the number of shares underlying the option as outlined in the Merger Agreement. The total number of options converted was 205,300 (taking into account the cancellation of the options referred to above).
In addition, TriSummit’s $7.1 million Series B, Series C and Series D TARP preferred stock (all held by private shareholders) was redeemed in connection with the closing of the merger.
The total consideration paid by HomeTrust in the Merger approximates $35.9 million. The total number of HomeTrust shares issued was approximately 767,000 shares. HomeTrust paid aggregate cash consideration of approximately $16.1 million. HomeTrust common stock shares outstanding immediately prior to the Merger on January 1, 2017 was 18,000,750.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by HomeTrust with the Securities and Exchange Commission on September 21, 2016, which is incorporated herein by reference.
Item 8.01    Other Events
On January 3, 2017, HomeTrust Bancshares, Inc. (NASDAQ: HTBI) ("HomeTrust") issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
(d)    Exhibits

2.1
Agreement and Plan of Merger between HomeTrust and TriSummit, dated September 20, 2016 (incorporated by reference to Exhibit 2.1 of HomeTrust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2016).

99.1	Press release, dated January 3, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: January 4, 2017	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, and Treasurer

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